May restrict value-added marketing arrangements

Farm Bill Amendments

Could Impact USPB

By Steve Hunt, USPB CEO

Over ten years ago, the vision and hard work of USPB’s founders created a company, uniquely designed through ownership of processing, that would guarantee market access for its owners. Equally important, our founders wanted a company that would enable them to market their cattle at the optimum endpoint, where quality would be differentiated and rewarded in a value-based pricing system that aligned the producer with the consumer.

Now, if some in the Senate and others have their way, USPB producers and others who market cattle through companies they own, or have contracts or long term marketing agreements with, could lose that right. For USPB producers, that means your processing company will no longer have the contractual right or obligation to purchase your cattle.

In other words, no more guaranteed market access. Instead, you once again will be left hoping that when your uniquely produced cattle are ready to market, not only will a buyer show up to bid on them, but that he’ll pay you a premium.

Today, more than ever, USPB producers are reaping the benefits of the discriminating consumer’s willingness to pay premiums for beef from cattle that are produced the way they demand. There are many examples, especially within our company—age verified product, natural beef, high quality beef, such as Certified Angus Beef® or Black Canyon® Premium Reserve—for which consumers around the world pay more to get what they desire, and our producers receive premiums for committing to produce those products. To make the connection between consumers and producers work, and more specifically, to get the financial rewards to producers, a processing company must be obligated to buy and pay premiums for cattle designed to meet the specifications of each program.

For example, today we are committing to pay a $25 per head age verified premium through May 31, 2008, because our company has secured Japanese customers who are willing to commit to purchase products through this time period. This is possible because of our company’s ability to work with USPB’s producers to guarantee the supply designed to fit the demand of specific customers who are willing to pay a premium for the product and the commitment that it will be delivered.

You should be concerned about the proposals being discussed in the halls of Congress today as possible amendments to the 2007 Farm Bill. If approved, they could greatly impact, and possibly eliminate, your ability to market cattle through USPB and along with that, to have guaranteed market access and value-based pricing. Specifically, we are asking our producers to call their Senators to encourage them to oppose pending amendments being discussed by Senator

...continued on page 4

USPB Commits to ASV

Premium Through May 31, 2008

Encourage producers to age verify calves

On October 29, 2007, U.S. Premium Beef (USPB) announced that it will commit to offer its $25 per head Age and Source Verification (ASV) premium through May 31, 2008. This commitment is dependent upon the Japanese trade remaining open to U.S. beef products. However, even if the border opens to product from cattle under 30 months of age, instead of the current 20 months or younger, USPB’s commitment to pay $25 per head will remain on age verified cattle 20 months or younger through May 31.

In other news, USDA will no longer allow back certification as of January 1, 2008. So, calves that have already left their ranch of origin, must be enrolled in a USDA ASV program prior to January 1, 2008, to remain eligible for export to Japan. After January 1, 2008, cattle must be fully enrolled in an ASV program before leaving the ranch of origin. For some ASV programs, this means calves must first be tagged with a program compliant tag before leaving the ranch of origin.

If the border opens up to cattle under 30 months of age, there may be new opportunities for USPB producers with cattle that are also source verified. So, when placing calves this fall, USPB recommends that you continue to enroll calves in USDA approved ASV programs. However, you may also want to maintain records and use identification (tagging) systems that would allow you to source verify other cattle through finishing. At this time, no details are known about the specific requirements for a source verification program. Watch USPB’s UPDATE or call 866-877-2525 for more information.w

Reproduction of any part of this newsletter is expressly forbidden without written permission by U.S. Premium Beef.

U. S. Premium Beef, LLC Annual Meeting

See You in Kansas City

While fiscal year 2007 brought its own set of challenges to the U.S. beef processing sector, it also brought some real opportunities for producers who marketed their cattle through U.S. Premium Beef, LLC (USPB).

Our producers received a record average grid premium of $24.33 on every animal they marketed on our grids in fiscal year 2007. In other words, USPB’s grids have never worked better for our producers. In total, our company paid more than $16.6 million in grid premiums to producers who delivered cattle to our Kansas and California plants last year.

And, producers responded by marketing more cattle through USPB since fiscal year 2003—delivering cattle against 93% of our unitholders’ delivery obligations.

One of the services we provide our unitholders is a leasing program that enables them to lease delivery rights to other producers. This is a service that benefits our unitholders who may not be able to meet their delivery obligations in a given year, and it also benefits our company because the quality of the cattle delivered against leased delivery rights tend to be higher quality, which enables us to add more value, and profit in our processing facilities. Last year, producers who leased delivery rights to market cattle on our Kansas grids averaged premiums of $31.30 per head above the cash market price. That is $6.69 per head above the average for cattle delivered on our grids to our Kansas plants, which means the quality of those cattle was also better.

As I mentioned earlier, fiscal year 2007 was not without challenges for our processing business. However, we were able to generate cash flow during the year which enabled us to keep our plants in peak condition which is critical to our future success in this very competitive industry. At the same time, we have continued to add value to more of our product. In fiscal year 2007, we were once again the number one exporter of fresh chilled and frozen beef to Japan. This was in part due to our producers’ ability to deliver cattle that qualified for our $25 per head age verified premium. That is testament to the benefits of producer ownership—both to producers and our processing company.

I encourage you to attend our annual meeting on December 14 to learn more about how your company is working to add more value to the cattle you deliver and to the beef it processes. I’m confident you will go home with a better understanding of the advantages of producer ownership. See you in Kansas City.

Schedule
Thursday, December 13*
6:30 p.m.	Reception in Shawnee A Ballroom Meet Board of Director Candidates
Friday, December 14*
8:00 a.m.	Registration/Continental Breakfast Outside Shawnee A & B Ballroom
8:30 a.m.	Morning Sessions:
–International Markets
Mark Domanski, President, NBP International, Kansa C Ballroom –USPB Cattle Performance Brian Bertelsen, Director of Field Operations, Kansa A Ballroom
11:15 a.m.	Lunch & National Beef Presentation Shawnee A & B Ballroom
1:00 p.m.	USPB Business Meeting Shawnee A & B Ballroom
*All meetings are at the Kansas City Airport Hilton.
Annual Meeting Hotel:

Kansas City Airport Hilton—8801 NW 112th St.—816-891-8900—When making reservations request USPB’s annual meeting rate of $109. Cutoff date for annual meeting  rate is December 5. If you have questions, please call USPB at 866-877-2525.

Other Hotels Close to the Airport Hilton:
Embassy Suites KCI—1/2 mile south of Hilton—7640 Tiffany Springs Pkwy.—800-362- 2779
Holiday Inn Express-KCI—next to Hilton— 11130 NW Ambassador Drive— 816-891-9111
Driving Directions to Kansas City Airport Hilton

Take Exit #12 (112th Street) off of I-29 just south of the Kansas City International Airport. The Kansas City Airport Hilton is located on the southeast corner of the intersection of I-29 and 112th Street in Kansas City.

U.S. Premium Beef, LLC

Annual Meeting Pre-Registration

December 14, 2007

Kansas City Airport Hilton, Kansas City, MO

Please complete and fax or mail to the USPB office by November 30, 2007.

PLEASE PRINT CLEARLY
Unitholder or Associate Name:____________________________________
Name of Attendee:_____________________________________________
Address:_____________________________________________________
City, State Zip:________________________________________________
Phone:_______________ E-Mail Address:__________________________
Events:	Additional Registrations:
Reception December 13—6:30 p.m. ____ Number of people attending	This meeting is exclusive to USPB Unit-holders and Associates, family members and employees.
Morning Sessions December 14—8:30 a.m. ____ Number of people attending	Name:__________________________ Relationship:_____________________
Lunch & National Beef Presentation December 14—11:15 a.m. ____ Number of people attending	Name:__________________________ Relationship:_____________________
USPB Business Meeting December 14—1:00 p.m. ____ Number of people attending	Name:__________________________ Relationship: _____________________

Please complete form and return to:

U.S. Premium Beef, P.O. Box 20103, Kansas City, MO 64195
(866) 877-2525 phone • (816) 713-8810 fax

Farm Bill Amendments...               continued from page 1

Michael Enzi (R-WY) and Senator Charles Grassley (R-IA).

Senator Enzi’s proposed amendment could effectively eliminate the use of contracts and marketing arrangements USPB has with its producer-owners. Senator Grassley’s proposed amendment would bring producers and processors, including USPB, under expansive federal regulation, creating an environment for endless investigation and frivolous litigation.

Intentional or not, these amendments could eliminate the value-added marketing arrangement you worked so hard to create. We encourage you to call the main Senate switchboard number 202-224-3121, and ask to be transferred to your Senator’s office where you can visit with his or her agricultural advisor. As a producer, your calls are extremely valuable, and you will be heard. They do make a difference.

At press time, the U.S. Senate continues debate on the 2007 Farm Bill. It is anticipated Senate debate on the Farm Bill will continue into December. Again, you are urged to call your Senators and request they oppose the Enzi and Grassley amendments. Once the Senate concludes debate, the Farm Bill will go to conference, which is made up of Senate and House leadership. This conference will then negotiate the differences that exist between the House and Senate bills.

As you make calls to oppose the Enzi/Grassley amendments, please also request that the Packer Ban be stripped from the Farm Bill. The term “Packer Ban” prohibits just that—packer ownership and control of livestock that, again, gives processors the ability to develop specific markets for consumers who are willing to pay more for beef produced the way they desire it. The Packer Ban could also be described as the “Producer Ban”—prohibiting producer ownership of beef processing which, enables our producers and company to jointly commit to marketing beef today’s consumers demand. U.S. beef producers deserve the right to work with packers to market their cattle in a system that will improve quality, lower risk and pay premiums that reward production of the quality beef today’s consumers demand.w